UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 9, 2018

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4243 Dunwoody Club Drive, Suite 202, Atlanta GA  30350

(Address of principal executive offices / Zip Code)

(678) 336-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Health Discovery Corporation (the “Company” or “HDC”) issued a convertible promissory note (the “Promissory Note”) to Messrs. Dengler and McGovern (the “Note Holders”) who are entitled to appoint two additional board members to the Board of Directors of the Company. On May 9, 2018, the Board of Directors of the Company ratified the appointment of two new board members that were proposed by the Note Holders. The two new board members are Ms. Colleen M. Hutchinson and Mr. William F. Fromholzer.

Ms. Hutchinson, age 43, is founder and CEO of CMH Media, LLC, a full-service medical media company that provides turn-key publishing, writing, editing, and project management services, as well as overall communications strategies to medical associations, medical education companies, healthcare products companies, and medical institutions. Her work includes publication management, clinical reviews, educational enduring materials, meeting reports and summit guidelines/recommendations, consensus panel statements, and association strategic initiatives development. Ms. Hutchinson is the daughter of George McGovern.

Recognized as a medical publishing expert, Ms. Hutchinson has presented at national and international meetings on the subjects of medical writing and publication. Ms. Hutchinson also produces her On the Spot columns in General Surgery News, Clinical Oncology News, and Gastroenterology & Endoscopy News.

Mr. Fromholzer, age 72, is a retired executive with global work experience with both public and private companies. Among his positions he served as Senior Vice President and Corporate officer of Indium Corporation of America (ICA). His primary responsibility was to expand the national footprint to a global sales, marketing, distribution and manufacturing company serving the electronics industry. Today ICA is recognized as a global leader in its space. Also, he was Vice President of Sales for DUSA Pharmaceuticals, a public dermatology company, whose main drug Levulan is used to treat precancerous Actinic Keratosis. In addition, he served as a director of LaserLink.Net, an Internet services company that was acquired by Covad Communications.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: May 15, 2018	By:	/s/ George H. McGovern, III
George H. McGovern, III
Chairman & Chief Executive Officer